EXHIBIT 10.40

LEASE

BETWEEN

1102758 ONTARIO LIMITED

AND

PIVOTAL CORPORATION

Section	Page #

ARTICLE 1.00 Definitions
Definitions		(1.01)	1

	ARTICLE 2.00 Grant
Grant		(2.01)	4
Quiet Enjoyment		(2.02)	4

	ARTICLE 3.00 Term and Possession
Term		(3.01)	4
Delayed Possession		(3.02)	4
Acceptance of Premises		(3.03)	4
Option to Renew		(3.04)	5

	ARTICLE 4.00 Rent and Operating Costs
Annual Rent		(4.01)	5
Operating Cost Escalation		(4.02)	5
Payment of Rent – General		(4.03)	5
Rent – Adjustment		(4.04)	6
Charges for Utilities		(4.05)	6
Payment–Operating Cost Escalation		(4.06)	6
Post–dated Cheques		(4.07)	6
Deposits		(4.08)	7

	ARTICLE 5.00 Use of Leased Premises
Use		(5.01)	7
Compliance with Laws		(5.02)	7
Abandonment		(5.03)	7
Nuisance		(5.04)	7

	ARTICLE 6.00 Access and Limitation of Liability
Access by Landlord		(6.01)	8
Limitation		(6.02)	8

	ARTICLE 7.00 Maintenance, Repairs, Alterations, Improvements, Signs by Tenant
Condition of Premises		(7.01)	8
Failure to Maintain Premises		(7.02)	8
Alterations by Tenant		(7.03)	9
Trade Fixtures		(7.04)	9
Construction Lien		(7.05)	9
Signs		(7.06)	9
Phone System Installations		(7.07)	10

	ARTICLE 8.00 Taxes
Landlord's Taxes		(8.01)	10
Tenant's Taxes		(8.02)	10
Payment – Tax Escalation		(8.03)	11
Right to Contest		(8.04)	11

	ARTICLE 9.00 Insurance
Landlord's Insurance		(9.01)	11
Tenant's Insurance		(9.02)	12

ARTICLE 10.00 Injury to Person or Property
Indemnity by Tenant		(10.01)	12

	ARTICLE 11.00 Assignment and Subletting
Landlord's Option		(11.01)	12
Procedure		(11.02)	13

	ARTICLE 12.00 Surrender
Possession		(12.01)	14
Trade Fixtures and Improvements		(12.02)	14
Payments after Termination		(12.03)	14

	ARTICLE 13.00 Holding Over
Month to Month Tenancy		(13.01)	14
General		(13.02)	14

	ARTICLE 14.00 Rules and Regulations
Purpose		(14.01)	15
Observance		(14.02)	15
Modification		(14.03)	15
Non-compliance		(14.04)	15

	ARTICLE 15.00 Expropriation and Termination
Expropriation		(15.01)	15
Termination		(15.02)	16

	ARTICLE 16.00 Termination in the Event of Damage
Termination in the Event of Damage		(16.01)	16
Limitation on Landlord's Liability		(16.02)	16

	ARTICLE 17.00 Acknowledgements, Attornment, Subordination
Acknowledgement of Tenancy		(17.01)	17
Attornment		(17.02)	17
Subordination		(17.03)	17
Power of Attorney		(17.04)	17
Non-Disturbance		(17.05)	17

ARTICLE 18.00 Notices
Notices		(18.01)	18

	ARTICLE 19.00 Default
Interests and Costs		(19.01)	18
Right of Landlord to Perform Covenants		(19.02)	18
Right to Re-enter		(19.03)	18
Right to Relet		(19.04)	19
Legal Expenses		(19.05)	19
Bankruptcy		(19.06)	20
The Landlord May Perform Covenants		(19.07)	20
Landlord May Follow Chattels		(19.08)	20
Waiver of Exemptions		(19.09)	20

	ARTICLE 20.00 Miscellaneous
Waiver		(20.01)	21
Accord and Satisfaction		(20.02)	21
Entire Agreement		(20.03)	21
No Partnership		(20.04)	21
Force Majeure		(20.05)	22
Semi Gross Lease		(20.07)	22
Approval in Writing		(20.08)	22
Registration		(20.09)	22
Governing Law		(20.10)	22
Captions and Section Numbers		(20.11)	22
Partial Invalidity		(20.12)	22
No Option		(20.13)	23
Compliance with the Planning Act		(20.14)	23
Time to Be of the Essence		(20.15)	23
Successors and Assigns		(20.16)	23
Joint and Several Liability		(20.17)	23
Expansion of Building		(20.18)	24
Right of First Offer on New Construction		(20.19)	24

EXECUTION	24

     Schedule        "A"
     Schedule        "B"
     Schedule        "C"
     Schedule        "D"

THIS LEASE made this 7th day of May, 2000.

IN PURSUANCE OF THE SHORT FORM OF LEASES ACT

BETWEEN:

                      1102758 ONTARIO LIMITED

                      (hereinafter called the "Landlord")

                      - and -

                      PIVOTAL CORPORATION

                      (hereinafter called the "Tenant")

ARTICLE 1.00
DEFINITIONS

1.01	In this Lease:

(a)	“Annual Rent” means the amount payable by the Tenant to the Landlord in respect of each year of the Term under Article 4.01.

(b)	“Architect” means the Architect, Engineer or Contractor from time to time named by the Landlord.

(c)	“Architect’s Certificate” means a certificate of the Architect.

(d)	“Building” means the lands and premises described in Schedule “A” attached hereto together with all buildings, structures, walkways, driveways, parking areas and other paved areas, as well as all halls and lobbies, improvements, fixtures, sprinklers, elevators, escalators, heating, ventilating, air-conditioning, mechanical and electrical equipment and machinery and water, gas, sewage, telephone and other communications facilities and electrical power services and utilities comprised therein and belonging thereto, connected therewith or used in the operation thereof and now or hereafter constructed, erected and installed therein and thereon, but exclude all fixtures, improvements, installations, alterations and additions from time to time made, constructed, erected or installed in or to any premises by or on behalf of any lessee. The municipal address of the Building is:

366 Adelaide Street East & 69 – 75 Sherbourne Street Toronto, Ontario

(e)	“Landlord” means the Landlord, its successors, assigns and authorized representatives.

(f)	“Lease” means this Lease.

(g)	“Lease Commencement Date” means the first day of the Term.

(h)	“Lease Year” means a period of time, the first Lease Year commencing on the Lease Commencement Date and ending on the 31st day of August in the calendar year of the Lease Commencement Date. Thereafter, Lease Years shall consist of consecutive periods of twelve calendar months ending in each case on August 31st ,save for the last Lease Year of the Term which shall terminate upon the expiration or earlier termination of this Lease.

(i)	“Leased Premises” means those premises leased to the Tenant, having a rentable area of 13,993 square feet, more or less, known as Suite 500 in the Building known as 366 Adelaide Street East & 69 – 75 Sherbourne Street, Toronto. The approximate boundaries of the Leased Premises are outlined in red on Schedule “B” attached hereto. The boundaries of the Leased Premises shall extend from the top surface of the structural sub-floor to the bottom surface of the structural ceiling and shall extend to the inside surface of the outer building walls or from the glass line of such outer building walls to the inside of partitioning erected by the Landlord to delineate the corridor for the floor or other permanent partitions and the centre of the partitions which separate the Leased Premises from adjoining premises.

(i)(A)(i)	Rentable Area means:

(a)	as applied to any given floor, Rentable area shall mean the “Rentable Area” of such floor as determined in accordance with the “An American National Standard ANSI/BOMA Z 65.1 – 1996 standard method for measuring floor area in office buildings, as same may be amended from time to time (the “BOMA Standard”);

(b)	as applied to the Building, Rentable Area shall mean and refer to the aggregate of the “Rentable Areas” as determined in accordance with the BOMA Standard of the Building calculated as if the Building were entirely leased by tenants renting whole floors;

(c)	as applied to premises occupying an entire floor in the Building, Rentable Area shall mean and refer to the “Rentable Area” of such floor as determined in accordance with the BOMA Standard; and

(d)	as applied to premises occupying less than an entire floor in the Building, Rentable Area shall mean and refer to the “Rentable Area” of such premises as determined in accordance with the BOMA Standard.

The certificate of the Architect as to the Rentable Area of any premises in the Building and as to the Rentable Area of the Building shall be final and binding, subject to manifest error.

(i)(A)(ii)	Proportionate Share shall mean the fraction which has as its numerator the Rentable Area of the Leased Premises and has as its denominator the Rentable Area of the Building.

(j)	“Operating Costs” means the total costs and expense incurred in owning, operating and maintaining the Building and common areas specifically including without limiting the generality of the foregoing, gardening and landscaping charges, the total annual costs and expense of insuring lands, buildings, improvements, equipment and other property in the Building and Common Areas and from time to time owned or operated by the Landlord or for which the Landlord is legally liable in such manner and form with such companies and such coverage and in such amounts as the Landlord or Mortgagee from time to time determines; cleaning, snow removal, garbage and waste collection and disposal; lighting, taxes, electricity, public utilities, loud speakers, public address and musical broadcasting systems and any telephone answering service facilities and system used in or serving the Building, and the cost of electricity for any signs designated by the Landlord as part of the Building and the common areas; policing, security, supervision and traffic control; salaries of all personnel including supervisory personnel employed to carry out the maintenance and operating of the Building and the common areas, including contributions and premiums towards fringe benefits, unemployment and Worker’s Compensation insurance, pension plan contributions and similar premiums and contributions; Shared Costs; the cost of providing additional parking or other common areas for the benefit of the Building, whether such costs be land rent, Taxes or other type of costs; the cost of the rental of any equipment and signs and the cost of the Building supplies used by the Landlord in the maintenance of the Building and common areas; accounting and audit fees incurred in the preparation of the statements required to be prepared and supplied by the Landlord under the terms of this Lease; legal, appraisal, accounting and auditing and other professional fees incurred for the purposes of attempting to reduce Taxes and various costs referred to in this section; heating, ventilating and air conditioning of the Building and Common Areas; all repairs and replacement to and maintenance and operating of the Building and the Common Areas and the systems, facilities and equipment serving the Building and Common Areas (including without limitation) all escalators, elevators, moving sidewalks and other transportation equipment and systems serving the Common Areas, and an administration fee of fifteen percent (15%) of the total of the above costs, excluding all interest and depreciation. Notwithstanding the foregoing, Operating Costs shall exclude any finance, mortgage and interest charges; any costs and expenses incurred in connection with the sale or leasing of any rentable premises in the Building; any amounts directly chargeable to other tenants of the Building for services, costs and expenses solely attributable to the account of such tenants (excluding for more certainty their respective contributions to Operating Costs); all costs that are recovered by the landlord pursuant to insurance proceeds from the insurance maintained by the Landlord pursuant to this Lease or otherwise maintained by it.

(k)	“Operating Cost Escalation” means the amount by which the Operating Costs in any Lease Year exceed the Operating Costs for the Lease Year from September 1, 1999, to August 31st, 2000.

(l)	"Rent" means any and all amounts payable by the Tenant under this lease.

(m)	“Shared Costs” means the cost of any services, facilities and/or utilities that are available for the joint use of the Building and any other buildings adjacent to the Building or otherwise, that the Landlord, acting reasonably, allocates or attributes to the Building.

(n)	“Stipulated Rate of Interest” means the prime rate of interest charged from time to time by the chartered banks or trust company of the Landlord at their respective head offices to its most preferred borrowers plus five percent (5%) per annum.

(o)	“Taxes” means all duties, real property taxes, business taxes, assessments and payments, extraordinary as well as ordinary, whether foreseen or unforeseen, as shall during the Term hereby demised be laid, levied, assessed or imposed upon or become liens upon the Leased Premises or the Building or any part thereof or any appurtenances thereto or the leasehold estate hereby created or as may be levied, assessed or imposed upon the Landlord by reason of its ownership of the Leased Premises and the Building, including capital taxes imposed or levied upon the Landlord, all by virtue of any present or future law, order or ordinance of Canada or of the provincial, city, county, local or regional government or of any department, office or bureau of any governmental authority. Taxes shall also include any and all penalties, late payment or interest charges imposed by any municipality or other taxing authority as a result of the Tenant’s late payments of any taxes or instalments thereof, but shall exclude any Taxes based on the income of the Landlord, or which are otherwise personal to the Landlord and do not constitute a lien or charge upon the Building. Taxes shall also include such additional amounts as would have formed part of Taxes had the Building been assessed during the whole of the relevant period as fully completed and fully occupied by tenants with no special exemptions or reductions, and without taking into account any actual or potential reduction of Taxes or change of assessment category or class for premises within the Building which are vacant.

(p)	“Tax Escalation” means the amount by which the Taxes imposed, assessed, levied, rated or charged against the Building in any Lease Year, exceed the amount of the Taxes imposed, assessed, levied, rated or charged against the Building for the Lease Year from September 1st, 1999, to August 31st, 2000.

(q)	"Term" means the period of time set out in Article 3.01.

ARTICLE 2.00
GRANT

2.01	Grant

The Landlord hereby demises and leases the Leased Premises to the Tenant and the Tenant hereby leases and accepts the Leased Premises from the Landlord, subject to the covenants and terms of this Lease.

2.02	Quiet Enjoyment

The Landlord covenants with the Tenant for quiet enjoyment.

ARTICLE 3.00
TERM AND POSSESSION

3.01	Term

Notwithstanding 3.02 and 3.02 herein, the Landlord leases the Leased Premises to the Tenant for a term of FIVE (5) years to be computed from the 1st day of August, 2000, and to be fully completed and ended on the 31st day of July, 2005 save as hereinafter provided for early termination.

3.02	Delayed Possession

Intentionally Deleted

3.03	Acceptance of Premises

Taking possession of all or any portion of the Leased Premises by the Tenant shall be conclusive evidence as against the Tenant that the Leased Premises or such portion thereof are in satisfactory condition on the date of taking possession. The Tenant accepts the Premises in “as is” condition.

3.04	Option to Renew

The Tenant, provided they have never been nor are they then in default in their performance of any of the terms, covenants and conditions herein contained, shall upon six (6) months prior written notice to the Landlord have the option of renewing the term of the Lease for a further period of FIVE (5) year(s) upon the same terms and conditions contained herein save as to the rental rate or any further right of renewal. The rental for such renewal term shall be negotiated between the Landlord and the Tenant. Failing agreement of the rental rate, the Landlord and the Tenant shall submit to arbitration according to the Arbitration Act of Ontario or any successor legislation. The rental rate is not to be less than the previous year.

It is hereby agreed between the parties that the agreement with respect to rent shall be concluded and arbitrated at least two (2) months prior to the expiration of the first term herein otherwise this option shall be null and void.

ARTICLE 4.00
RENT AND OPERATING COSTS

4.01	Annual Rent

The Tenant shall pay to the Landlord as Annual Rent for the Leased Premises the sum of:

Aug. 1, 2000 - July 31, 2001	$27.00 per sq.ft./per year	$377,811.00/per annum & GST
Aug. 1, 2001 - July 31, 2002	$28.00 per sq.ft./per year	$391,804.00/per annum & GST
Aug. 1, 2002 - July 31, 2003	$29.00 per sq.ft./per year	$405,797.00/per annum & GST
Aug. 1, 2003 - July 31, 2004	$30.00 per sq.ft./per year	$419,790.00/per annum & GST
Aug. 1, 2004 - July 31, 2005	$31.00 per sq.ft./per year	$433,783.00/per annum & GST

each payable in monthly instalments in advance on or before the first of each month without any prior demand therefore and without any reduction, abatement or set-off whatsoever.

4.02	Operating Cost Escalation

The Tenant shall pay to the Landlord, at the times and in the manner provided in Article 4.06, its Proportionate Share of the Operating Cost Escalation (“Operating Cost Escalation”).

4.03	Payment of Rent - General

All amounts payable by the Tenant to the Landlord under this Lease shall be deemed to be Rent and shall be payable and recoverable as Rent in the manner herein provided, and the Landlord shall have all rights against the Tenant for default in any such payment as in the case of arrears of Rent. Rent shall be paid to the Landlord, without deduction or set-off, in legal tender of Canada, at the address of the Landlord as set forth in this Lease, or to such other person or at such other address as the Landlord may from time to time designate in writing. The Tenant’s obligation to pay Rent shall survive the expiration or earlier termination of this Lease. If the time and manner of the payment of any Rent is not provided in this Lease, the Landlord shall be permitted to determine the time and manner of such payment.

4.04	Rent-Adjustment

If the Term commences or ends on a day other than the last day of a calendar month, the monthly instalment of Annual Rent and other Rent under this Lease shall be calculated on a per diem basis and pro rated accordingly using the Annual Rent or Rent payable during the calendar month in question.

4.05	Charges for Utilities

During each Lease Year of the Term, the Tenant shall pay to the Landlord upon demand therefore an amount equal to the amount by which the Utility Charges (as hereinafter defined) in any such Lease Year, exceeds the Utility Charges for the period from September 1, 1999 to and including August 31, 2000. For the purposes hereof, the Utility Charges means the aggregate of:

(i)	all rates and charges for water, gas and electric power services and utilities supplied to the Leased Premises as determined by the Landlord; and

(ii)	a reasonable amount for the cleaning, maintaining and servicing of the electric lighting fixtures in the Leased Premises including the replacement of the electric light bulbs, tubes, starters and ballasts.

Such cleaning, maintaining, servicing and replacement shall be within the exclusive right of the Landlord. Subject to the foregoing, the Landlord may, at its option, incorporate all charges under this Section 4.05 either on a consistent basis for all lessees of all premises in the Building under the provisions of Article 4.02, or may assess them separately for the Leased Premises.

4.06	Payment - Operating Cost Escalation

(a)	The Tenant shall pay to the Landlord in monthly instalments one-twelfth of the Landlord’s estimate of Operating Cost Escalation for each Lease Year, simultaneously with the Tenant’s monthly instalment of Annual Rent during such Lease Year.

(b)	Unless delayed by causes beyond the Landlord’s control, the Landlord shall deliver to the Tenant within one hundred and twenty (120) days after the end of each Lease Year a written statement (the “Statement”) setting out in reasonable detail the amount of Operating Cost Escalation for such Lease Year and certified to be correct by an officer of the Landlord. If the aggregate of such monthly instalments of Operating Cost Escalation actually paid by the Tenant to the Landlord during such Lease Year differs from the amount of Operating Cost Escalation payable for such Lease Year under Article 4.02, the Tenant shall pay or the Landlord shall refund the difference (as the case may be) without interest within thirty (30) days after the delivery of the Statement. The Landlord shall be permitted to allow the Tenant to offset any such monies owing to the Tenant by the Landlord against the next Rent falling due.

(c)	The Tenant shall not claim a re-adjustment in respect of Operating Cost Escalation for a Lease Year except by notice delivered to the Landlord within six (6) months after the date of delivery of the Statement.

4.07	Post-dated Cheques

The Tenant shall deliver to the Landlord, prior to the Tenant taking possession of the Premises, twelve (12) post-dated cheques, each in an amount equal to the monthly instalments of the annual rent, plus the estimated additional monthly rental payments required in respect of Taxes, utilities, insurance and Operating Cost Escalation for each Lease Year, as requested from time to time by the Landlord.

4.08	Deposits

The Landlord acknowledges the receipt of $72,367.13. Such deposit is to be credited against the first month’s rent payable under this lease. The balance is to be held by the Landlord without any liability whatsoever on the part of the Landlord for the payment of interest thereon as a security deposit for the faithful performance by the Tenant of the terms, covenants and conditions of this lease during the term hereof and not to be applied on account of rent. It is understood and agreed between the parties that any portion of this security deposit may be applied towards the payment of overdue or unpaid rent and may also be applied as compensation of the Landlord for any loss or damage sustained with respect to the breach on the part of the Tenant of any terms, covenants and conditions of this lease provided in all cases however, that all the Landlord’s other rights, either in law or under this lease are observed and the Tenant’s liability hereunder is not limited to the amount of this security. If during the term of this lease any portion of the security deposit is so applied, the tenant will, on written demand, provide the Landlord with sufficient amount in cash to restore this deposit to the original sum deposited and the Tenant’s failure to do so within five (5) days after receipt of said demand shall constitute a breach of this lease. The Landlord will refund to the Tenant forthwith after the expiry date of the within lease or any renewal thereof any portion of the security deposit not used by the Landlord after application by the Landlord to any damage incurred by the Landlord by the default of the Tenant under the terms of this lease and after application against the last month’s base rent and rent for Operating Cost Escalation and Tax Escalation payable under this lease. It is further provided that the Landlord will be discharged from any liability to the tenant with respect to this security if it is transferred to any purchaser of the Landlord’s interest in the demised premises.

ARTICLE 5.00
USE OF LEASED PREMISES

5.01	Use

The Tenant covenants and agrees that the Leased Premises shall be used and occupied only as business offices for the business of the Tenant or for such other purpose as the Landlord may specifically authorize in writing.

5.02	Compliance with Laws

The Tenant covenants and agrees that the Leased Premises shall be used and occupied in a safe, careful and proper manner so as not to contravene any present or future governmental or quasi-governmental laws, by-laws, rules or regulations or orders. If due solely to Tenant’s use of the Leased Premises, improvements are necessary to comply with any of the foregoing or with the requirements of insurance carriers, the Tenant shall pay the entire cost thereof.

5.03	Abandonment

The Tenant shall not vacate or abandon the Leased Premises at any time during the Term without the written consent of the Landlord.

5.04	Nuisance

The Tenant shall not cause or maintain any nuisance in or about the Leased Premises, and shall keep the Leased Premises free of debris, rodents, vermin and anything of a dangerous, noxious or offensive nature or which could create a fire hazard (through undue load on electrical circuits or otherwise) or undue vibration, heat or noise.

ARTICLE 6.00
ACCESS AND LIMITATION OF LIABILITY

6.01	Access by Landlord

The Tenant shall permit the Landlord to enter the Leased Premises outside normal business hours and during normal business hours where such will not unreasonably disturb or interfere with the Tenant’s use of the Leased Premises and operation of its business, to examine, inspect and show the Leased Premises to persons wishing to lease same, to provide services or make repairs, replacements, changes or alterations as set out in this Lease, and to take such steps as the Landlord may deem necessary for the safety, improvement or preservation of the Leased Premises or the Building. The Landlord shall whenever possible consult with or give reasonable notice to the Tenant prior to such entry, but no such entry shall constitute an eviction or entitle the Tenant to any abatement of Rent.

6.02	Limitation

Notwithstanding anything contained in this Article or Lease, the Landlord shall not be liable under any circumstances for any consequential damage to any person or property arising out of any obligation of the Landlord contained in this Article or Lease except in cases of gross negligence by the Landlord or its agents, employees, invitees, or any other person for whom in law the Landlord is responsible. No reduction or discontinuance of any services set out in Article 6.00 herein or elsewhere in this Lease shall be construed as an eviction of the Tenant or release from any obligation of the Tenant under this Lease.

ARTICLE 7.00
MAINTENANCE, REPAIR, ALTERATIONS, IMPROVEMENTS AND SIGNS BY THE TENANT

7.01	Condition of Premises

Except to the extent that the Landlord is specifically responsible therefor under this Lease, the Tenant shall maintain the Leased Premises and all improvements therein in good order and condition, including:

(a)	repainting and redecorating the Leased Premises and cleaning drapes and carpets at reasonable intervals as needed and

(b)	making repairs, replacements and alterations as needed, including those necessary to comply with the requirements of any governmental or quasi-governmental authority having jurisdiction.

7.02	Failure to Maintain Premises

If the Tenant fails to perform any obligations under Article 7.01, then on not less than ten (10) days’ notice to the Tenant the Landlord may enter the Leased Premises and perform such obligations without liability to the Tenant for any loss or damage to the Tenant thereby incurred, and the Tenant shall pay the Landlord for the cost thereof, plus twenty (20%) percent of such cost for overhead and supervision, within ten (10) days of the receipt of Landlord’s invoice therefor.

7.03	Alterations by Tenant

The Tenant may from time to time at its own expense make changes, additions and improvements in the Leased Premises to better adapt the same to its business, provided that such change, addition or improvement shall:

(a)	be made only with the prior written consent of the Landlord,

(b)	comply with all laws, by-laws, rules or regulations of any governmental or quasi-governmental authority having jurisdiction,

(c)	equal or exceed the then current standard for the Building, and

(d)	be carried out only by persons selected by the Tenant and approved in writing by the Landlord.

Any increase in property taxes or fire or casualty insurance premiums for the Building attributable to such change, addition or improvement shall be borne by the Tenant.

7.04	Trade Fixtures

The Tenant may install in the Leased Premises its fixtures in a proper manner, provided that no such installation shall interfere with or damage the mechanical or electrical systems or the structure of the Building. If the Tenant is not then in default hereunder, fixtures installed in the Leased Premises may be removed from the Leased Premises from time to time in the ordinary course of the Tenant’s business or in the course of reconstruction, renovation or alteration of the Leased Premises by the Tenant and during a reasonable period prior to the expiration of the Term, provided that the Tenant promptly repair at its own expense any damage to the Leased Premises resulting from such installation and removal.

7.05	Construction Liens

The Tenant shall pay all costs for work done or caused to be done by the Tenant in the Leased Premises which could result in any lien or encumbrance on the Landlord’s interest in the land or Building or any part thereof, shall keep the title to the land or Building and every part thereof free and clear of any lien or encumbrance in respect of such work, and shall indemnify and hold harmless the Landlord against any claim, loss, cost, demand and legal or other expense, whether in respect of any lien or otherwise, arising out of the supply of material, services or labour for such work. The Tenant shall immediately notify the Landlord of any such lien, claim of lien or other action of which it has or reasonably should have knowledge and which affects the title to the land or Building or any part thereof, and shall cause the same to be removed within five (5) days, failing which the Landlord may take such action as the Landlord deems necessary to remove same and the entire cost thereof shall be immediately due and payable by the Tenant to the Landlord.

7.08	Signs

The Tenant shall not inscribe or affix any sign, lettering or design in the Leased Premises or the Building which is visible from the exterior of the Building. Any sign, lettering or design of the Tenant which is visible from the exterior of the Leased Premises must be approved by the Landlord, which approval may be arbitrarily withheld. Any sign, lettering or design of the Tenant which is approved of by the Landlord shall be at the Tenant’s expense and shall conform to the uniform pattern of identification signs for tenants in the Building as prescribed from time to time by the Landlord.

7.07	Phone System Installation

The location and installation of the Tenant’s phone lines and system must be pre-approved by the Landlord. If the Tenant installs phone lines or a phone system without the Landlord’s approval the Tenant may be required to relocate said wires or systems at the Tenant’s cost.

ARTICLE 8.00
TAXES

8.01	Landlord's Taxes

The Landlord shall pay all its Income Taxes which are payable in respect of the Term upon or on account of the Building, other than Taxes which are required to be paid by the Tenant hereunder.

8.02	Tenant's Taxes

The Tenant shall pay every tax which is payable in respect of the Term upon or on account of:

(a)	operations at, occupancy of or conduct of business in or from the Leased Premises by or with the permission of the Tenant,

(b)	fixtures or improvements in the Leased Premises which do not belong to the Landlord,

(c)	the rent paid or payable by the Tenant to the Landlord for the Leased Premises or for the use and occupancy of all or any part thereof,

(d)	All business taxes or any similar tax which may become payable by the Tenant or the Landlord on behalf of the Tenant (which if paid by the landlord shall be reimbursed by the Tenant to the Landlord within ten (10) days of receipt of an invoice by the Tenant from the Landlord therefore.

(e)	the Proportionate Share of Tax Escalation for the Leased Premises ; provided that if the Landlord so elects by notice to the Tenant, the Tenant shall add any amounts payable under this Article 8.02 with the monthly instalments of Annual Rent payable under Article 4.01 and the Landlord shall remit such amounts to the appropriate authorities,

(f)	despite any other section or clause of this Lease, the Tenant shall pay to the Landlord an amount equal to any and all goods and services taxes, sales taxes, value added taxes, business transfer taxes, or any other taxes imposed on the Landlord with respect to Rent payable by the Tenant to the Landlord under this Lease, or in respect of the rental of space under this Lease, whether characterized as a goods and services tax, sales tax, value added tax, business transfer tax, or otherwise (herein call “Sales Taxes”), it being the intention of the parties that the Landlord shall be fully reimbursed by the Tenant with respect to any and all Sales Taxes at the full tax rate applicable from time to time in respect of the Rent or the rental of space, without reference to any tax credits available to the Landlord. The amount of the Sales Taxes so payable by the Tenant shall be calculated by the Landlord in accordance with the applicable legislation and shall be paid to the Landlord at the same time as the amounts to which such Sales Taxes apply are payable to the Landlord under the terms of this Lease or upon demand at such other time or times as the Landlord from time to time determines. Despite any other section or clause in this Lease, the amount payable by the Tenant under this paragraph shall be deemed not to be Rent, but the Landlord shall have all the same remedies for and rights of recovery of such amount as it has for recovery of Rent under this Lease.

8.03	Payment - Tax Escalation

(a)	The Tenant shall pay to the Landlord in each Lease Year or any portion thereof, in monthly instalments one-twelfth of the Landlord’s estimate of Tenant’s Proportionate Share of Tax Escalation for each Lease Year, or any portion thereof simultaneously with the Tenant’s monthly instalment of Annual Rent during such Lease Year.

(b)	Unless delayed by causes beyond the Landlord’s control, the Landlord shall deliver to the Tenant within one hundred and twenty (120) days after the end of each Lease Year a written statement (the “Statement”) setting out in reasonable detail the amount of Tax Escalation for such Lease Year or any portion thereof, and certified to be correct by an officer of the Landlord. If the aggregate of such monthly instalments of Tax Escalation actually paid by the Tenant to the Landlord during such Lease Year differs from the amount of Tax Escalation payable for such Lease Year under Article 8.02, the Tenant shall pay or the Landlord shall refund the difference (as the case may be) without interest within thirty (30) days after the delivery of the Statement. The Landlord shall be permitted to allow the Tenant to offset any such monies owing to the Tenant by the Landlord against the next Rent falling due.

(c)	The Tenant shall not claim a re-adjustment in respect of Tax Escalation for a Lease Year except by notice delivered to the Landlord within six (6) months after the date of delivery of the Statement.

8.04	Right to Contest

The Landlord and the Tenant shall each have the right to contest in good faith the validity or amount of any tax, assessment, license fee, excise fee and other charge which it is responsible to pay under this Article 8.00, provided that no contest by the Tenant may involve the possibility of forfeiture, sale or disturbance of the Landlord’s interest in the Leased Premises and that, prior to contesting such charge, the Tenant shall immediately pay and satisfy the amount claimed to be due, together with any costs, penalties and interest.

ARTICLE 9.00
INSURANCE

9.01	Landlord's Insurance

During the Term, the Landlord shall maintain liability insurance, fire insurance with extended coverage, boiler and pressure vessel insurance, rental income insurance and other insurance on the Building and all property and interest of the Landlord in the Building with coverage and in amounts not less than those which are from time to time acceptable to a prudent owner in the area in which the Building is located and the Tenant shall pay its proportionate share in accordance with paragraph 4.02.

9.02	Tenant's Insurance

During the Term, the Tenant shall maintain at its own expense:

(a)	fire insurance, with the Landlord named as additional insured, with extended coverage and water damage insurance in amounts sufficient to fully cover the Tenant’s improvements and all property in the Leased Premises which is not owned by the Landlord, and

(b)	liability insurance, with the Landlord named as additional insured, against claims for death, personal injury and property damage in or about the Leased Premises, in amounts which are from time to time acceptable to a prudent tenant in the community in which the Building is located, but not less than $1,000,000 for death, illness or injury to one or more persons, and $500,000 for property damage, in respect of each occurrence.

Policies for such insurance shall be in a form and with an insurer reasonably acceptable to the Landlord, shall require at least fifteen (15) days’ written notice to the Landlord of termination or material alteration during the Term and shall waive to the extent available, any right of subrogation against the Landlord. If requested by the Landlord, the Tenant shall from time to time promptly deliver to the Landlord certified copies or other evidence of such policies and evidence satisfactory to the Landlord that all premiums thereon have been paid and the policies are in full force and effect.

ARTICLE 10.00
INJURY TO PERSON OR PROPERTY

10.01	Indemnity by Tenant

The Tenant will indemnify the Landlord and save it harmless, from and against any and all claims, actions, damages, liability and expense in connection with the loss of life, personal injury and/or damage to property arising from or out of any occurrence in, upon or at the Leased Premises, the occupancy or use by the Tenant of the Leased Premises or any part thereof occasioned wholly or in part by any act or omission of the Tenant, or person for whom in law the Tenant is responsible. In case the Landlord shall, without fault on its part, be made a party to any litigation commenced by or against the Tenant, then the Tenant shall protect and hold the Landlord harmless, except in cases of gross negligence by the Landlord or its agents, employees, invitees, or any other person for whom in law the Landlord is responsible, and shall pay all costs, expenses and solicitors’ fees on a solicitor and his client basis incurred or paid by the Landlord in connection with such litigation.

ARTICLE 11.00
ASSIGNMENT AND SUBLETTING

11.01	Landlord's Option

In the event that the Tenant desires to assign, sublet or part with possession of all or any part of the Leased Premises or to transfer this Lease in any other manner, in whole or in part or any estate or interest thereunder, then and so often as such event shall occur, the Tenant shall give prior written notice to the Landlord of such desire specifying therein the proposed assignee, transferee, or sublet tenant, and the Landlord shall have the option to cancel this Lease by written notice within sixty (60) days next following the receipt by it of such notice from the Tenant. The notice to be given by the Landlord as aforesaid shall fix the date of termination of this Lease and the Tenant shall deliver up possession of the Leased Premises to the Landlord on such date.

11.02	Procedure

(a)	If the Landlord does not so notify the Tenant of the termination of this Lease as set out in Section 11.01 hereof, the Tenant agrees that the Tenant will not assign this Lease in whole or in part, nor sublet all or part with possession of all or any part of the Leased Premises, without the prior written consent of the Landlord in each instance, which consent may not be unreasonably withheld. Without limiting the generality of the foregoing, no assignment or sublease or parting with possession of all or any part of the Leased Premises shall be effective and no consent shall be given unless the following provisions have been complied with:

(i)	There is not existing any default hereunder on the part of the Tenant;

ii)	The Tenant shall have given written notice of its desire to make such assignment or sublease or parting with possession of all or any part of the Leased Premises and the effective date thereof within thirty (30) days after the execution and delivery thereof;

iii)	A duplicate original of such assignment or sublease or parting with possession of all or any part of the Leased Premises shall be given to the Landlord within thirty (30) days after the execution and delivery thereof;

iv)	The assignee or sublessee has assumed in writing with the Landlord the due and punctual performance and observance of all agreements, provisions, covenants and conditions hereof on the Tenant’s part to be performed or observed from and after the execution and delivery of such assignment.

(b)	In the event that the Tenant assigns this Lease or sublets or parts with possession or all or any part of the Leased Premises as aforesaid without the written consent of the Landlord, the Landlord may in its sole discretion terminate this Lease forthwith without notice. The consent by the Landlord to any assignment or subletting or parting with possession of all or any part of the Leased Premises shall not constitute a waiver of the necessity for such consent to any subsequent assignment or subletting or parting with possession of all or any part of the Leased Premises. This prohibition against assigning or subletting or parting with any possession of all or any part of the Leased Premises shall be construed to include a prohibition against any assignment or subletting or parting with possession of all or any part of the Leased Premises by operation of law. If this Lease be assigned, or if the Leased Premises or any part thereof be underlet or occupied by anybody other than the Tenant, the Landlord may collect rent from the assignee, subtenant or occupant, and apply the net amount collected to the rent herein reserved, but no such assignment, subletting, occupancy or collection shall be deemed a waiver of this covenant or the acceptance of the assignee, subtenant or occupant as tenant, or a release of the Tenant or any Guarantor hereunder from the further performance by the Tenant of covenants on the part of the Tenant herein contained. Notwithstanding any assignment or sublease or parting with possession of all or any part of the Leased Premises, the Tenant and any Guarantor shall remain fully liable on this Lease and shall not be released from performing any of the terms, covenants and conditions of this Lease.

(c)	Any assignment of this Lease if consented to by the Landlord shall be prepared by the Landlord or its solicitors, and any and all legal costs and all Landlord’s administrative costs with respect thereto shall be borne by the Tenant.

(d)	For the purposes of this Lease, a transfer of the beneficial ownership of a majority interest in the Tenant (if the Tenant is a corporation) shall be deemed to be an assignment of this Lease and subject to all the terms of this Article 11.00, provided that this Section 11.01(d) shall not apply to any corporation, the shares of which are traded on any recognised stock exchange.

ARTICLE 12.00
SURRENDER

12.01	Possession

Upon the expiration or other termination of the Term, the Tenant shall immediately quit and surrender possession of the Leased Premises in the condition in which the Tenant is required to maintain the Leased Premises excepting only reasonable wear and tear and damages covered by the Landlord’s insurance under Article 9.01. Upon such surrender, all right, title and interest of the Tenant in the Leased Premises shall cease.

12.02	Trade Fixtures and Improvements

Subject to the Tenant’s rights under Article 7.04, after the expiration or termination of the Term all of the Tenant’s fixtures and improvements remaining in the Leased Premises shall be deemed conclusively to have been abandoned by Tenant and may be appropriated, sold, destroyed or otherwise disposed of by the Landlord without notice or obligation to compensate the Tenant or to account therefor, and the Tenant shall pay to the Landlord on written demand all costs incurred by the Landlord in connection therewith. INTENTIONALLY DELETED.

12.03	Payments after Termination

No payments of money by the Tenant to the Landlord after the expiration or other termination of the Term or after the giving of any notice (other than a demand for payment of money) by the Landlord to the Tenant, shall reinstate, continue or extend the Term or make ineffective any notice given to the Tenant prior to the payment of such money. After the service of notice of the commencement of a suit, or after final judgement granting the Landlord possession of the Leased Premises, the Landlord may receive and collect any sums of Rent due under the Lease, and the payment thereof shall not make ineffective any notice, or in any manner affect any pending suit or any judgement theretofore obtained.

ARTICLE 13.00
HOLDING OVER

13.01	Month to Month Tenancy

If the Tenant remains in possession of the Leased Premises after the expiration or other termination of the Term, the Tenant shall be deemed to be occupying the Leased Premises on a month to month tenancy only, at a monthly rental equal to the Rent in the last month of the Term or such other rental as is agreed in writing by the Landlord and the Tenant, and such month to month tenancy may be terminated by the Landlord or the Tenant on the last day of any calendar month by delivery of at least thirty (30) days’ advance notice of termination to the other.

13.02	General

Any month to month tenancy shall be subject to all other terms and conditions of this Lease except any right of renewal and nothing contained in this Article 13.00 shall be construed to limit or repair any of the Landlord’s rights of re-entry or eviction or constitute a waiver thereof.

ARTICLE 14.00
RULES AND REGULATIONS

14.01	Purpose

The Rules and Regulations in Schedule "C" have been adopted by the Landlord for the safety, benefit and convenience of all tenants and other persons in the Building.

14.02	Observance

The Tenant shall at all times comply with, and shall cause it employees, agents, licensees and invitees to comply with, the Rules and Regulations from time to time in effect.

14.03	Modification

The Landlord may from time to time, for the purposes set out in Article 14.01, amend, delete from or add to the Rules and Regulations, provided that any such modification

(a)	shall not be repugnant to any other provision of this Lease,

(b)	shall be reasonable and have general application to all tenants in the Building, and

(c)	shall be effective upon delivery of a copy thereof to the Tenant at the Leased Premises.

14.04	Non-Compliance

The Landlord shall use its best efforts to secure compliance by all tenants and other persons with the Rules and Regulations form time to time in effect, but shall not be responsible to the Tenant for failure of any person to comply with such Rules and Regulations.

ARTICLE 15.00
EXPROPRIATION AND TERMINATION

15.01	Expropriation

If during the Term all or part of either the Leased Premises or the Building is expropriated for any public or quasi-public use or purpose, then at the option of the Landlord, the term of this Lease shall cease and terminate upon possession being required and all rents shall be paid up to that date so the Tenant shall have no claim against the Landlord for the value of any unexpired Term of this Lease, or for damages or for any reason whatsoever. The Tenant shall not be entitled to any part of the award or compensation paid for such expropriation and the Landlord is to receive the full amount of any such award or compensation, the Tenant hereby expressly waiving any right or claim to any part thereof. However, the Tenant shall have the right to claim and recover from the expropriating authority, but not from the Landlord, such compensation as may be separately awarded to or recoverable by the Tenant in the Tenant’s own right.

The Landlord is not currently aware of any contemplated or actual expropriation proceeding with respect to the Leased Premises or the Building.

15.02	Termination

Notwithstanding any other provisions in this Lease, the Landlord shall have the right to terminate this Lease by notice in writing to the Tenant if the Landlord determines to demolish the Building or a substantial part thereof or if the Landlord enters into a bona fide arms’ length sale of the Building. Such termination shall be effective on the date named in such notice, which shall be the last day of a month not less than six (6) months following the giving of such notice.

ARTICLE 16.00
TERMINATION IN THE EVENT OF DAMAGE

16.01	Termination in the Event of Damage

Notwithstanding the other provisions of this Lease, if the Building is damaged or destroyed by any casualty so as to render the Leased Premises unfit for the purpose of the Tenant, the Rent reserved by this Lease or a proportionate part thereof shall abate until the Leased Premises are rebuilt unless the Tenant is obliged to repair under the terms of the Lease; provided that upon the delivery of an Architect’s Certificate to the effect

(a)	that the Leased Premises cannot be rebuilt or made fit for the purposes of the Tenant within one hundred and twenty (120) days of such damage or destruction, the Landlord, at its option, may put the premises in a state of repair and completeness that would permit the Tenant to install its improvements in order to allow it to continue its business, or may terminate this Lease by giving to the Tenant within thirty (30) days after such damage or destruction notice of termination, and thereupon Rent shall be apportioned and paid to the date of such damage or destruction and the Tenant shall immediately deliver up possession of the Leased Premises to the Landlord;

(b)	that irrespective of whether the Leased Premises are damaged or destroyed, fifty percent (50%) or more of the rentable area of the Building is damaged or destroyed and such area cannot be rebuilt or made fit for the purposes of the tenants of such rentable area within one hundred and eighty (180) days of such damage or destruction, the Landlord, at its option, may terminate this Lease by giving to the Tenant within thirty (30) days after such damage or destruction notice of termination requiring vacant possession of the Leased Premises sixty (60) days after delivery of such notice of termination and thereupon Rent and any other payments for which the Tenant is liable under this Lease shall be apportioned and paid to the date on which vacant possession is required and the Tenant shall deliver up possession of the Leased Premises to the Landlord in accordance with such notice of termination.

16.02	Limitation on Landlord's Liability

Except as specifically provided in this Article 16.00, there shall be no reduction of Rent and the Landlord shall have no liability to the Tenant by reason of any injury to or interference with the Tenant’s business or property arising from fire or other casualty, howsoever caused, or from the making of any repairs resulting therefrom in or to any portion of the Building or the Leased Premises. Notwithstanding anything contained herein, (a) Rent payable by the Tenant hereunder shall not be abated if the damage is caused by any act or omission of the Tenant, its agents, servants, employees or any person for whom in law the Tenant is responsible and (b) all abatements of Rent set out in this Lease shall be limited to an amount equal to the amount which the Landlord collects under any rental income insurance.

ARTICLE 17.00
ACKNOWLEDGEMENTS, ATTORNMENT, SUBORDINATION

17.01	Acknowledgement of Tenancy

Within ten (10) days after request therefor by the Landlord, or in the event that upon any sale, assignment, mortgage, charge or hypothecation of the Leased Premises and/or the Building thereunder by the Landlord and an acknowledgement of tenancy is required from the Tenant, the Tenant agrees to deliver in recordable form a certificate to any proposed mortgagee or purchaser, or to the Landlord, certifying (if such be the case) that this Lease is in full force and effect; that the rent is paid currently without any defences or offsets thereto; that the Tenant is in possession; that there are no prepaid rents or security deposits other than those set out in this Lease; that there are no uncured defaults by the Landlord or stating those claimed by the Tenant, and such other matters as the Landlord may reasonably require. Any such statement may be relied upon by any prospective transferee or encumbrancer of all or any portion of the Building, or any assignee of any such persons.

17.02	Attornment

The Tenant shall, in the event any proceedings are brought for the foreclosure of, or in the event of exercise of the power of sale under any mortgage made by the Landlord covering the Leased Premises, attorn to the mortgagee or purchaser upon any such foreclosure or sale and recognize such purchaser as the Landlord under this Lease.

17.03	Subordination

Upon request of the Landlord, the Tenant will subordinate or postpone its rights hereunder to the lien of any mortgage or the lien resulting from any other method of financing or refinancing, now or hereafter in force against the Building of which the Leased Premises are a part and to all advances made or hereafter to be made upon the security thereof or will acknowledge the subordination or postponement of any such mortgage or lien or its rights hereunder.

17.04	Power of Attorney

The Tenant, upon request of any party, shall execute promptly such instruments or certificates to carry out the intent of Sections 17.01, 17.02 and 17.03 above as shall be requested. If fifteen (15) days after the date of a written request by the Landlord to execute such instruments, the Tenant shall not have executed the same, the Landlord may also, at is option, cancel this Lease without incurring any liability on account thereof and without limiting any of the other remedies available to the Landlord pursuant to the terms of this Lease, and the Term is expressly limited accordingly.

17.04	Non-Disturbance

The Landlord shall use reasonable efforts to obtain a non disturbance agreement in favour of the Tenant from any mortgagee having priority to the Tenant's rights under this Lease as of the commencement date, the costs of which, if any, shall be borne by the Tenant.

ARTICLE 18.00
NOTICES

18.01	Notices

Any notice from one party to the other hereunder shall be in writing and shall be deemed duly served if delivered personally to a responsible employee of the party being served, or if mailed by registered mail addressed to the Tenant at the Leased Premises (whether or not the Tenant has departed from, vacated or abandoned the same) or to the Landlord at the place from time to time established for the payment of Rent. Any notice shall be deemed to have been given at the time of personal delivery or, if mailed, seven (7) days after the date of mailing thereof. Either party shall have the right to designate by notice, in the manner above set forth, a different address to which notices are to be mailed.

ARTICLE 19.00
DEFAULT

19.01	Interests and Costs

The Tenant shall pay monthly to the Landlord interest at the Stipulated Rate of Interest on all Rent required to be paid hereunder from the due date for payment thereof until the same is fully paid and satisfied. The Tenant shall indemnify the Landlord against all costs and charges (including legal fees) lawfully and reasonably incurred in enforcing payment thereof and in obtaining possession of the Leased Premises after default of the Tenant, or upon expiration or earlier termination of the Term of this Lease or in enforcing any covenant, proviso or agreement of the Tenant herein contained.

19.02	Right of Landlord to Perform Covenants

All covenants and agreements to be performed by the Tenant under any of the terms of this Lease shall be performed by the Tenant, at the Tenant’s sole cost and expense, and without any abatement of Rent. If the Tenant shall fail to perform any act on its part to be performed hereunder, and such failure shall continue for ten (10) days after notice thereof from the Landlord, the Landlord may (but shall not be obligated to do so) perform any such act without waiving or releasing the Tenant from any of its obligations relative thereto. All sums paid or costs incurred by the Landlord in so performing such acts under this Article 19.02, together with interest thereon at the rate set out in Article 19.01 from the date each such payment was made or each such cost incurred by the Landlord, shall be payable by the Tenant to the Landlord on demand. All sums paid or costs incurred shall include a 15% administration fee.

19.03	Right To Re-enter. When:

(a)	the Tenant shall be in default in the payment of any Rent whether lawfully demanded or not and such default shall continue for a period of five (5) consecutive days; or

(b)	the Tenant shall be in default of any of its covenants, obligations or agreements under this Lease or of any term or condition of this Lease (other than its covenant to pay Rent) and such default shall continue for a period of

(b)	fifteen (15) consecutive days after written notice by the Landlord to the Tenant specifying with reasonable particularity the nature of such default and requiring same to be remedied;

then and in any of such cases the then current month’s Rent, together with the Rent for the three (3) months next ensuing shall immediately become due and payable and at the option of the Landlord, the Term shall become forfeited and void, and the Landlord may without notice or any form of legal process whatsoever forthwith re-enter upon the Leased Premises or any part thereof in the name of the whole and repossess and enjoy the same as of its former estate, anything contained in any statute or law to the contrary notwithstanding, provided, however, that such forfeiture shall be wholly without prejudice to the right of the Landlord to recover arrears of rent or damages for any antecedent default by the Tenant of its covenants, obligations or agreements under this Lease or any term or condition of this Lease and provided further that notwithstanding any such forfeiture the Landlord may subsequently recover from the Tenant damages for loss of Rent suffered by reason of this Lease having been prematurely determined.

19.04	Right to Relet

Should the Landlord elect to re-enter as herein provided, or should it take possession pursuant to legal proceedings or pursuant to any notice provided for by law, it may either terminate this Lease, or it may from time to time without terminating this Lease make such alterations and repairs as may be necessary in order to relet the Leased Premises, and relet the Leased Premises or any part thereof as agent for the Tenant for such term or terms (which may be for a term extending beyond the Term of this Lease) and at such rental or rentals and upon such other terms and conditions as the Landlord in its sole discretion may deem advisable; upon each reletting all rentals received by the Landlord from such reletting shall be applied; first, to the payment of any indebtedness other than Rent due hereunder from the Tenant to the Landlord; second, to the repayment of any costs and expenses of such reletting, including brokerage fees and solicitors’ fees and the costs of such alterations and repairs; third, to the payment of Rent due and unpaid hereunder, and the residue, if any, shall be held by the Landlord and applied in payment of future Rent as the same may become due and payable hereunder. If such Rent received from such reletting during any month be less than that to be paid during that month by the Tenant hereunder, the Tenant shall pay any such deficiency to the Landlord. Such deficiency shall be calculated and paid monthly. No such re-entry or taking possession of the Leased Premises by the Landlord shall be construed as an election on its part to terminate this Lease unless a written notice of such intention be given to the Tenant or unless the termination thereof be decreed by a court of competent jurisdiction. Notwithstanding any such reletting without termination, the Landlord may at any time thereafter elect to terminate this Lease for such previous breach. Should the Landlord at any time terminate this Lease for any breach, in addition to any other remedies it may have, it may recover from the Tenant all damages it may incur by reason of such breach, including the cost of recovering the Leased Premises, and including the worth at the time of such termination of the excess, if any, of the amount of Rent and charges equivalent to Rent reserved in this Lease for the remainder of the Term hereof, all of which amounts shall be immediately due and payable from the Tenant to the Landlord. In determining the Rent which would be payable by the Tenant hereunder, subsequent to default, the Annual Rent for each year of the unexpired Term shall be equal to the average Annual Rent paid by the Tenant from the Lease Commencement Date to the time of default or during the preceding three (3) full calendar years, whichever period is shorter, together with all Rent other than Annual Rent which would have been payable during the calendar year in which this Lease was terminated, pro-rated over a full calendar year, if required.

19.05	Legal Expenses

In case suit shall be brought for recovery of possession of the Leased Premises, for the recovery of rent or any other amount due under the provisions of this Lease,

or because of the breach of any other covenant herein contained on the part of the Tenant to be kept or performed, a breach shall be established, and the Tenant will pay to the Landlord all expenses incurred therefor, including reasonable solicitor’s and counsel fees on a solicitor and his client basis.

19.06	Bankruptcy

The Tenant covenants and agrees that if the Term or any of the goods and chattels of the Tenant on the Leased Premises shall be at any time during the Term seized or taken in execution or attachment by any creditor of the Tenant or if the Tenant shall make any assignment for the benefit or creditors of any bulk sale or, becoming bankrupt or insolvent, shall take the benefit of any Act now or hereafter in force for bankrupt of insolvent debtors or if any order shall be made for the winding up of the Tenant, or if the Leased Premises shall without written consent of the Landlord become and remain vacant for a period of fifteen (15) days, or be used by any other persons than such as are entitled to use them under the terms of this Lease, or if the Tenant shall without the written consent of the Landlord abandon or attempt to abandon the Leased Premises or to sell or dispose of goods or chattels of the Tenant or to remove them or any of them from the Leased Premises so that there would not in the event of such abandonment, sale or disposal be sufficient goods on the Leased Premises subject to distress to satisfy the rent above due or accruing due, then and in every such case the then current month’s rent and the next ensuing three (3) months’ rent shall immediately become due and be paid and the Landlord may re-enter and take possession of the Leased Premises as though the Tenant or the servants of the Tenant or any other occupant of the Leased Premises were holding over after the expiration of the Term and the Term shall, at the option of the Landlord, forthwith become forfeited and determined, and in every one of the cases above such accelerated rent shall be recoverable by the Landlord in the same manner as the Rent hereby reserved and as if Rent were in arrears and the said option shall be deemed to have been exercised if the Landlord or its agents give notice to the Tenant as provided for herein.

19.07	The Landlord May Perform Covenants

If the Tenant shall fail to perform any of its covenants or obligations under or in respect of this Lease, the Landlord may from time to time at its discretion, perform or cause to be performed any of such covenants or obligations, or any part thereof, and for such purpose may do such things upon or in respect of the Leased Premises or any part thereof as the Landlord may consider requisite or necessary.

All expenses incurred and expenditures made by or on behalf of the Landlord under this Section shall be forthwith paid by the Tenant and if the Tenant fails to pay the same, the Landlord may add the same to the Rent and recover the same by all remedies available to the Landlord for the recovery of Rent in arrears.

19.08	Landlord May Follow Chattels

Provided that in the case of removal by the Tenant of the goods and chattels of the Tenant from the Leased Premises, the Landlord may follow the same for thirty (30) days in the same manner as is provided for in the Landlord and Tenant Act.

19.09	Waiver of Exemptions

The Tenant hereby covenants and agrees with the Landlord in consideration of the premises and of the leasing and letting by the Landlord to the Tenant of the Leased Premises for the Term hereby created (and it is upon that express understanding that these presents are entered into) that notwithstanding anything contained in Section 31 of Chapter 232 of the Revised Statutes of Ontario, 1980, or in any other Statute which may hereafter be passed to take the place of said Act or to amend the same, none of the goods or chattels of the said Tenant at any time during the continuance of the Term hereby created on the Leased Premises shall be exempt from levy by distress for Rent in arrears by the Tenant as provided for by any Section or Sections of the said Act, or any amendment or amendments thereto, and that upon any claim being made for such exemptions by the Tenant or on distress being made by the Landlord this covenant and agreement may be pleaded as an estoppel against the Tenant in any action brought to test the right to the levying upon any such goods as are named as exempt in said Section or Sections or amendment or amendments thereto, the Tenant waiving as the Tenant hereby does, all and every benefit that could or might have accrued to the Tenant under and by virtue of the said Section or Sections of the said Act or any amendment or amendments thereto but for this covenant.

ARTICLE 20.00
MISCELLANEOUS

20.01	Waiver

Failure by the Landlord to require performance of any term, covenant or condition herein contained shall not be deemed to be a waiver of such term, covenant or condition or of any subsequent breach of the same or of any other term, covenant or condition herein contained. The subsequent acceptance of Rent hereunder by the Landlord shall not be deemed to be a waiver of any preceding breach by the Tenant of any term, covenant or condition of this Lease, other than the failure of the Tenant to pay the particular rent so accepted, regardless of the Landlord’s knowledge of such preceding breach at the time of acceptance of such Rent. No covenant, term or condition of this Lease shall be deemed to have been waived by the Landlord, unless such waiver be in writing by the Landlord.

20.02	Accord and Satisfaction

No payment by the Tenant or receipt by the Landlord of a lesser amount than the Rent herein stipulated shall be deemed to be other than on account of the earliest stipulated Rent, nor shall any endorsement or statement or any cheque or any letter accompanying any cheque or payment as Rent be deemed an accord and satisfaction, and the Landlord may accept such cheque or payment without prejudice to the Landlord’s right to recover the balance of such Rent or pursue any other remedy in this Lease provided.

20.03	Entire Agreement

This Lease and the Schedules and Riders, if any, attached hereto and forming a part hereof, set forth all the covenants, promises, agreements, conditions and understanding between the Landlord and the Tenant concerning the Leased Premises and there are no covenants, promises, agreements, conditions or representations, either oral or written, between them other than are herein set forth. Except as herein otherwise provided, no subsequent alteration, amendment, change or addition to this Lease shall be binding upon the Landlord or the Tenant unless reduced to writing and signed by them.

20.04	No Partnership

The Landlord does not, in any way or for any purpose, become a partner of the Tenant in the conduct of its business, or otherwise, or joint venturer or a member of a joint enterprise with the Tenant.

20.05	Force Majeure

In the event that either party hereto shall be delayed or hindered in or prevented from the performance of any act required hereunder by reason of strikes, lock-outs, labour troubles, inability to procure materials, failure of power, restrictive governmental laws or regulations, riots, insurrection, war or other reason of a like nature not the fault of the party delayed in performing work or doing acts required under the terms of this Lease, then performance of such act shall be excused for the period of the delay and the period for the performance of any such act shall be extended for a period equivalent to the period of such delay. Notwithstanding anything herein contained, the provisions of this Section 22.05 shall not operate to excuse the Tenant from the prompt payment of Rent, nor entitled the Tenant to compensation for any inconvenience, nuisance or discomfort thereby occasioned.

20.07	Semi-Gross Lease

This is a Semi-Gross Lease and it is the mutual intention of the Parties hereto that the rentals herein provided to be paid shall be subject to the provisions of the Lease herein, with escalation of the Operating Costs and Taxes over their respective base years to the Landlord, and clear of all taxes (except Landlord’s income taxes), cost and charges arising from or relating to the Leased Premises and that the Tenant shall be responsible for its Proportionate Share of Operating Cost and Tax Escalation and over all matters in relation to the operation, maintenance and repair of the Leased Premises save as otherwise provided herein and shall pay all charges, impositions and expenses of every nature and kind relating to the Leased Premises and the Tenant covenants with the Landlord accordingly.

20.08	Approval in Writing

Wherever the Landlord’s consent is required to be given hereunder or wherever the Landlord must approve any act or performance by the Tenant, such consent or approval, as the case may be, shall be given in writing by the Landlord before same shall be deemed to be effective.

20.09	Registration

The Tenant shall not register this Lease without the written consent of the Landlord. However, upon the request of either party hereto the other party shall join in the execution of a memorandum or notice of this Lease for the purpose of registration. Said memorandum or notice of this Lease shall describe the parties, the Leased Premises and the Term and shall be prepared and registered at the expense of the Tenant.

20.10	Governing Law

The Lease is to be governed by and construed according to the laws of the Province of Ontario.

20.11	Captions and Section Numbers

The captions, section numbers and article numbers appearing in this Lease are inserted only as a mater of convenience and in no way define, limit, construe or describe the scope or intent of such sections or articles or of this Lease, nor in any way affect this Lease.

20.12	Partial Invalidity

If any term, covenant or condition of this Lease or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease and/or the application of such term, covenant or condition to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each term, covenant or condition of this Lease shall be separately valid and enforceable to the fullest extent permitted by law.

20.13	No Option

The submission of this Lease for examination does not constitute a reservation of or option for the Leased Premises and this Lease becomes effective as a Lease only upon execution and delivery thereof by the Landlord to the Tenant.

20.14	Compliance with the Planning Act

It is an expressed condition of the within Lease and the Landlord and the Tenant so agree and declare that the provisions of Section 29 of The Planning Act, being Chapter 379 of the Revised Statutes of Ontario, 1980, and the amendments thereto, be complied with if application in law. Until any necessary consent to the Lease is obtained, the Term (including any extensions thereof) and the Tenant’s rights and entitlement granted by this Lease are deemed to extend for a period not exceeding twenty-one (21) years less one (1) day from the Lease Commencement Date. The Tenant shall apply diligently to prosecute such application for such consent forthwith upon the execution of the Lease by both the Landlord and the Tenant and the tenant shall be responsible for all costs, expenses, taxes and levies imposed, charged or levied as a result of such application and in order to obtain such consent. The Tenant shall keep the Landlord informed, from time to time, of its progress in obtaining such consent and the Landlord shall co-operate with the Tenant in regard to such application. Notwithstanding the foregoing provisions of this Section 20.14, the Landlord reserves the right at any time to apply for such consent in lieu of the Tenant (on behalf and at the expense of the Tenant) and the Tenant’s application is hereby expressly made subject to any application which the Landlord intends to make.

20.15	Time to Be of the Essence

Time shall be of the essence of this Indenture of Lease.

20.16	Successors and Assigns

Except as otherwise specifically provided, the covenants, terms and conditions contained in this Lease shall apply to and bind the heirs, successors, executors, administrators and/or assigns of the parties hereto.

20.17	Joint and Several Liability

It two or more individuals, corporations, partnerships or other business associations or any combination of two or more thereof, shall sign this Lease as Tenant the liability of each such individual, corporation, partnership or other business association to pay Rent and perform all of the obligations under this Lease shall be deemed to be joint and several. If a Tenant named in this Lease is a partnership or other business association, the members of which by law are subject to personal liability, the liability of each such member shall be deemed to be joint and several.

20.18	Expansion of Building

The Tenant herewith acknowledges that the Landlord is investigating and intending to add an additional floor to the building at 75 Sherbourne Street. This would essentially complete the top floor plate of the entire complex. During the construction process, the Tenant acknowledges that the Landlord will require some access through the premises of the Tenant, namely from the elevator and at the north end of the space in connection with the north washrooms. With regard to the access from the elevator, the Landlord will erect temporary walls to secure the Tenant’s privacy. With regard to the washroom facilities, the existing washrooms and shower units will be completely demolished. New washrooms will then be built in such a way that they can be shared between the Tenant and any tenant of the space to be constructed. Access from the new tenants to these washrooms would be somewhere at the north west corner of the Tenant’s space near the existing staircase.

20.19	Right of First Offer on New Construction

The Tenant shall have a right of first offer to lease the expansion premises in the event the Landlord builds onto the floor as outlined in Clause 20.18 above (the “Additional Premises”) as shown on Schedule “D” attached at any time during the Term of the Lease or any renewal thereof should the Additional Premises be available for lease. The Landlord shall inform the Tenant in writing of such availability and the Tenant shall have 72 hours to notify the Landlord of its interest to lease the Additional Premises, failing which the right of first offer shall be null and void and of no further effect.

IN WITNESS WHEREOF the Landlord, Tenant and Guarantor, if any, have signed and sealed this Lease as of the day and year first above written.

DATED AT Vancouver this 28 day of June, 2000.

SIGNED, SEALED AND DELIVERED
in the presence of:

                      )           PIVOTAL CORPORATION
                      )
                      )
                      )           PER:  [ILLEGIBLE]
                      )
                      )           PER:  [ILLEGIBLE]

DATED AT TORONTO this 3 day of July, 2000.

SIGNED, SEALED AND DELIVERED
in the presence of:

                      )           1102758 ONTARIO LIMITED
                      )
                      )
                      )           PER:  [ILLEGIBLE]

SCHEDULE “A”

Lots 1, 2, 3, 4, 5, 6, 7, and 8, Registered Plan D-76, as subdivided as to parts of said Lots 4, the Registry Division of Toronto.

COMMENCING at the South-Westerly angle of the said parcel of land, being at the intersection of the Northerly limit of Adelaide Street (formerly called Duke Street) with the Easterly limit of Sherbourne Street (formerly called Caroline Street);

THENCE Northerly along the said Easterly limit of Sherbourne Street Two Hundred and Five feet Three and One-Half inches (205’ 3 ½) more or less to the point of intersection with the line of the Northerly wall of a brick building standing in June, 1929, upon the North-Westerly part of the said parcel of land;

THENCE Easterly along the line of the said wall, to and along the line of the Northerly face of the Northerly wall of the brick garage building standing at the date hereinbefore last mentioned upon the North-Easterly of such last mentioned wall as now standing in all a distance of One Hundred and Ninety-Seven feet Six inches (197’ 6”) more or less to the Easterly limit of said Lot No. 8 as formerly represented by the line of an old fence standing in 1929 upon such limit;

THENCE Southerly along the line of the said former fence, to and along the Easterly face of the Southerly part of the Easterly wall of a three storey brick dwelling house now standing upon the Easterly part of said Lot number 6, and the production Southerly thereof being along the existing Easterly limits of said Lots number 8, 7, and 6, in all a distance to Two Hundred and Four feet Six inches (204’ 6”) more or less to the South-Easterly angle of said lot number 6, being a point in the said Northerly limit of Adelaide Street East;

THENCE Westerly along the last mentioned limit One Hundred and Ninety-Six feet Eight and One-Half inches (196' 81/2") more or less to the point of commencement;

THE BOUNDARIES on the north side of Adelaide Street East have been confirmed under the Boundaries Act by Plan BA-1749 dated the 28th day of November, 1977 and registered the 17th day of June, 1980 in the said Land Registry Office as Instrument No. CT 417089.

AS DESCRIBED in Instrument No. CT 908181

SCHEDULE “B”

[Drawing of Premises]

SCHEDULE “C”

Smoking is not prohibited within the public areas of the building.

The sidewalks, entrances, elevators, stairways and corridors of the building shall not be obstructed by an tenants or used by them for any other purpose than for ingress and egress to and from their respective offices, and no tenant shall place or allow to be placed in the hallways, corridors or stairways any demolition materials, waste paper, dust, garbage, refuse or anything whatever, that shall tend to make them appear unclean, untidy or filthy.

The floors, sky-lights and windows that reflect or admit light into passageways or into any place in the said building shall not be covered or obstructed by any of the tenants and no awnings shall be put over any window. The water closets and other water apparatus shall not be used for any purpose other than those for which they were constructed, and no sweepings, rubbish, rags, ashes or other substance shall be thrown therein, and any damage resulting to them from misuse shall be borne by the tenant, by whom or by whose employee the damage was caused.

No window signs, interior signs and signs on glass doors shall be allowed, only the standard signage system for the building is allowed.

If any sign, advertisement or notice shall be inscribed, painted or affixed by the Lessee on or to any part of the said building whatever, then the Lessor shall be at liberty to enter the said premises and pull down and take away any such sign, advertisement or notice, and the expenses thereof shall be payable by the Lessee.

If by reason of any alterations which the Lessee may make or may permit to be made, with or without the consent of the Lessor, to any part of the demised premises or to any fixtures in the demised premises or the addition of any equipment or the use of any material which the Lessee, its employee or other person permitted by the Lessee to be on the premises may use or keep in the said premises, or any change in the type of occupancy of the demised premiums payable by the Lessor on any fire insurance which may be in effect or which Lessor may hereafter place upon the building of which the demised premises form a part, the Lessee agrees to pay to the Lessor the amount of such increase, and the parties agree that a statement by the insurance broker of the Lessor of the amount of such increase shall be final and binding upon the parties.

No safes, machinery, equipment, heavy merchandise or anything liable to injure or destroy any part of the building shall be taken into it without the consent of the Lessor in writing, and the Lessor shall in all cases retain the power to limit the weight and indicate the place where such safe or the like is to stand and the cost of repairing any and all damage done to the building by taking in or pulling out such safe or the like or during the time it is in or on the premises, shall be paid for on demand by the tenant who so causes it. No tenant shall load any floor beyond its reasonable weight carrying capacity as set forth in the municipal or other codes applicable to the building.

The Lessor shall have the right to enter the demised premises at reasonable hours in the day to examine the same or to make such repairs and alterations as it shall deem necessary for the safety and preservation of the building.

Nothing shall be thrown by the tenants, their clerks or servants, out of the windows or doors or down the passages and sky-lights of the building.

No animals shall be kept in or about the premises.

If the Lessee desires telefax or telephone, call bell or other private signal connections, the Lessor reserves the right to direct the electricians or other workmen as to where and how the wires are to be introduced, and without such directions no boring or cutting for wires shall take place. No other wires of any kind shall be introduced without the written consent of the Lessor.

No one shall use the leased premises for sleeping apartments or residential purposes.

Tenants and their employees shall not make or commit any improper noise in the building or in any way interfere with or annoy other tenants or those persons conducting business with them. Those persons performing or writing music such that the sound, in the sole opinion of the Lessor, may be heard outside of the demised premises and within the demised premises of other tenants, may be required to insulate the walls and/or floors and ceilings to prevent the traveling of such sounds outside of the demised premises.

No machine dispensing food, beverages or merchandise for sale shall be installed in the Leased Premises without the prior written approval of the Landlord which may be arbitrarily withheld. No food, beverage or merchandise shall be delivered to the Leased Premises expect during such hours and by persons authorized by the Landlord.

All tenants must observe strict care not to allow their windows to remain open so as to admit rain or snow or so as to interfere with the heating of the building. Tenants neglecting this rule will be responsible for any injury caused to the property of other tenants or to the property of the Lessor by such carelessness. The Lessee when closing its offices for business whether during the day or evening shall close all windows and lock all doors.

The Lessee agrees not to place any additional locks upon any doors of the demised premises and to surrender to Lessor on the termination of the lease all keys of the said premises and of the mailbox and main entrance or else to pay a termination fee of fifty dollars ($50.00) for the replacement of said keys.

The Lessee shall give to the Lessor prompt written notice of any accident or any defect in the water pipes, gas pipes, heating apparatus, telephone or electric light or other wires in any part of said building.

No inflammable oils or other inflammable, dangerous or explosive materials shall be kept or permitted to be kept in the demised premises.

The caretaker will have charge of all radiators and will give all information for the management of same.

No bicycles or other vehicles shall be brought within the building or upon the Lessor's property including any lane or courtyard except as permitted by Lessor.

Nothing shall be placed on the outside of windows or projections of the demised premises. No air-conditioning equipment shall be placed at the windows of the demised premises without the consent in writing of the Lessor.

In the event that the Lessee installs window air conditioning unit(s), or requests the Lessor to do so on behalf of the Lessee, the Lessee shall be responsible for the cost of production and installation of aluminum window panels to the building specifications. Under no circumstances shall the Lessee be permitted to install wood or corrugated paper or other materials except on an approved temporary basis until the required panel(s) is (are) expeditiously installed.

Spikes, hooks, nails, screws or knobs shall not be put into the walls or woodwork.

Freight, furniture or packages received in the building or carried up or down in an elevator must never be transported in the passenger elevator and only in the freight elevator provided for the purposes.

All glass, locks and trimmings in or upon the doors or windows of the demised premises, as well as all demising walls shall be kept whole and whenever any part thereof shall become broken, the same shall be immediately replaced or repaired under the direction and to the satisfaction of the Lessor. All such replacements and repairs shall be paid by the Lessee.

No heavy equipment of any kind shall be moved within the building without skids being placed under such equipment and only with the prior written consent of the Lessor.

Any alterations, additions, renewals or changes made in the partitions or divisions of the rooms or floors or broadloom during the currency of this lease shall, if made at request of the Lessee, be done at the expense of the Lessee, and shall be subject to the approval in writing and direction of the Lessor.

The Lessee must provide protectors to be placed under all chairs and legs with castors or wheels to minimize the wear and tear. Should the Lessee fails to do so and wear and tear is caused by the movement of chairs or furniture, the Lessee shall be responsible for either the cost to resand and urethane finish the floors in the demised premises or for the replacement of the broadloom throughout the demised premises if deemed necessary in the sole opinion of the Lessor.

The Lessor shall not be liable for any damage to the demised premises or to any property at any time on the demised premises, nor for the theft of any of the said property, nor shall it be liable for an escape or leakage of smoke, gas, water, rain or snow, howsoever caused, nor for any accident to the property of the Lessee.

Any person entering upon the roof of the building does so at his or her own risk.

The Lessee shall not enter into any contract with any person or persons or corporations for the purpose of supplying towels, soap or sanitary supplies, etc., ice or spring water, unless the said person or persons or corporations agree that the time and place of delivery of such articles and the elevator service to be used in connection therewith shall be subject to such rules and regulations as the Lessor may from time to time prescribe.

Tenants, their agents and employees shall not take food into the elevator or into public or rented portions of the building unless such food is carried in covered receptacles.

The building shall be locked after 5:30 p.m. on weekdays and throughout the weekend and access shall be by key, access card or the building intercom only, thereafter.

No tenant shall made a door-to-door canvas of the building for the purpose of selling any products or services to the other tenants without the written consent of the Lessor.

No tenant shall be permitted to do cooking or to operate cooking apparatus except in a portion of the building rented specifically for this purpose.

[TEXT ILLEGIBLE]      Lessor’s Public Directory Board inside [TEXT ILLEGIBLE]      to the building known municipally as 366 Adelaide Street East and on the sub-directory of the floor [TEXT ILLEGIBLE]      which the demised premise is located. For the tenants who occupy the portion of the building municipally known as 69 Sherbourne Street, the tenant’s name(s) shall also be placed on the Public Directory Board at the main entrance to 69 Sherbourne Street and the sub-directory at the top of the stairway on the floor where the demised premise is located. The tenant’s name(s) shall be mandatory and shall be installed at the expense of the Lessee. The fee for signage shall be collected from the Lessee at the time of signing the lease.

The Lessor shall have the right to make such other and further reasonable rules and regulations and to alter, amend or cancel all rules and regulations as in its judgment may from time to time be needed for the safety, care and cleanliness of the building and for the preservation of good order therein and the same shall be kept and observed by the tenants, their clerks and servants. The Lessor may from time to time waive any of such rules and regulations as applied to particular tenants and is not liable to the Lessee for breaches thereof by other tenants.

SCHEDULE “D”

[Drawing of premises with marginalia.]